SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)

                            GENOME THERAPEUTICS CORP.

                (Name of Registrant as Specified In Its Charter)


                            GENOME THERAPEUTICS CORP.

                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X]  No Fee Required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount previously paid:

(2)      Form, Schedule or Registration Statement No.:

(3)      Filing Party:

(4)      Date Filed:

                           GENOME THERAPEUTICS CORP.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON FEBRUARY 27, 2001

To the Shareholders of
GENOME THERAPEUTICS CORP.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Genome Therapeutics Corp. (the "Company") will be held on February 27, 2001 at 10:00 a.m. at Ropes & Gray, One International Place, 36th floor, Boston, Massachusetts, for the following purposes:

          A. To elect six directors.

          B. To approve the Company's 2001 Equity Incentive Plan.

          C. To approve the Amendment to the Articles of Organization to increase the number of shares of Common Stock, $.10 par value, the Company is authorized to issue from 35,000,000 to 50,000,000 shares.

          D. To ratify the selection of Arthur Andersen LLP as the Company's auditors for the fiscal year ending August 31, 2001.

          E. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     The Board of Directors has fixed the close of business on January 2, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any adjourned session(s) thereof.

     All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed form of proxy as promptly as possible. Shareholders attending the meeting may vote in person even if they have returned a proxy.

                                            By Order of the Board of Directors,

                                            DAVID C. CHAPIN, Clerk

January [  ], 2001
Boston, Massachusetts

                           GENOME THERAPEUTICS CORP.

                                PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by the Board of Directors of Genome Therapeutics Corp. (the "Company") for use at the Annual Meeting of Shareholders to be held on February 27, 2001 (the "Annual Meeting"), or at any adjourned session(s) of that meeting, for the purposes set forth in the foregoing Notice. The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. This solicitation of proxies is being made by mail, although it may be supplemented by telephone, facsimile or personal solicitation by directors, officers, or other employees of the Company. No additional compensation will be paid to such individuals for such services. The Company has retained the services of Corporate Investor Communications Corporation to assist with the solicitation of proxies on behalf of the Company, at an anticipated cost of $6,500 plus expenses. This Proxy Statement and accompanying proxy will be mailed on or about January 17, 2001, to all shareholders entitled to vote at the meeting. The address of the Company is 100 Beaver Street, Waltham, Massachusetts, 02453.

     Only shareholders of record at the close of business on January 2, 2001 will be entitled to notice of and to vote at the meeting. As of January 2, 2002,
the Company had outstanding           shares of Common Stock, $.10 par value
(the "Common Stock"). Each share of Common Stock is entitled to one vote.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised. It may be revoked by filing with the Clerk of the Company an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attending the meeting and electing to vote in person.

     A copy of the Company's 2000 Annual Report to Shareholders, including financial statements, is being mailed concurrently with this Proxy Statement to each shareholder entitled to vote at the meeting. THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 2000 AND RELATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES TO EACH SHAREHOLDER ENTITLED TO VOTE AT THIS MEETING WHO REQUESTS A COPY OF SUCH IN WRITING. REQUESTS SHOULD BE SENT TO GENOME THERAPEUTICS CORP. 100 BEAVER STREET, WALTHAM MASSACHUSETTS, 02453, ATTENTION:
PHILIP V. HOLBERTON, CHIEF FINANCIAL OFFICER.

QUORUM, REQUIRED VOTES AND METHOD OF TABULATION

     Consistent with Massachusetts law and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the Annual Meeting.

     Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Abstentions and broker non-votes are not counted for purposes of these proposals and will have no effect on the outcome of voting on the particular matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 5, 2000, certain information regarding all shareholders known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock, and the stock ownership of the Company's current directors and nominees, and of all directors and named executive officers of the Company as a group:

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       OWNERSHIP       OF CLASS
---------------------------------------                       ----------      --------
Biotechnology Value Funds(2)................................  1,451,400(3)       6.5%
Marc B. Garnick.............................................      7,129(4)         *
Robert J. Hennessey.........................................    970,168(3)       4.2%
Philip Leder................................................    117,760(4)        .5%
Lawrence Levy...............................................      3,080(4)         *
Steven M. Rauscher..........................................     55,583(4)        .3%
Norbert G. Riedel...........................................      3,716(4)         *
Philip V. Holberton.........................................      8,000            *
Christopher T. Kelly........................................     55,010           .3%
All directors and officers as a group (9 persons)...........  2,671,846(4)      12.0%

---------------
 *  Less than 1%.

(1) The address of all such persons is c/o the Company, 100 Beaver Street, Waltham, Massachusetts, 02453.

(2) Includes Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Partners L.P. and BVF Inc.

(3) Includes 930,000 shares, which are issuable upon the exercise of vested options.

(4) Includes 1,000 shares for Dr. Garnick, 110,000 shares for Dr. Leder, and 20,000 shares for Mr. Rauscher which shares are issuable upon the exercise of vested options or options that are to become vested within 60 days following December 11, 2000. Includes 5,129 shares for Dr. Garnick, 7,760 shares for Dr. Leder, 3,080 shares for Mr. Levy, 7,583 shares for Mr. Rauscher, and 3,716 shares for Dr. Riedel, which shares are deferred and issuable upon the earlier of three years from the grant date or the date upon which the grantee ceases to be a director of the Company. Includes 24,000 restricted shares for Mr. Rauscher, which are subject to repurchase by the Company based on a vesting schedule. Includes options which have been granted to directors and officers that will become vested within 60 days following December 11, 2000.

(5) Includes a total of 1,117,510 shares that may be issuable upon the exercise of vested options or options that are to become vested within 60 days following December 11, 2000. Includes 27,268 shares that are deferred and issuable upon the earlier of three years from the grant date or the date upon which the grantee ceases to be a director of the Company. Includes 24,000 restricted shares, which are subject to repurchase by the Company based on a vesting schedule. Excludes options which have been granted to directors and officers but which will not become vested within 60 days following December 11, 2000.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Executive officers, directors and greater than ten percent beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 2000 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer and other executive officers who earned more than $100,000 for the fiscal year ended August 31, 2000:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                              COMPENSATION AWARDS
                                                ANNUAL COMPENSATION    ----------------------------------
                                       FISCAL   --------------------   STOCK/OPTIONS       ALL OTHER
                                        YEAR    SALARY($)   BONUS($)      SARS(#)      COMPENSATION($)(1)
                                       ------   ---------   --------   -------------   ------------------
Robert J. Hennessey(2)...............   2000    305,000     107,000            --            33,660
Chairman (Chief Executive Officer)      1999    290,000          --            --            19,799
                                        1998    281,634      20,625            --            26,684
Philip V. Holberton..................   2000    187,050(3)   35,000            --                --
Chief Financial Officer and Treasurer   1999    20,125           --        10,000                --
Christopher T. Kelly.................   2000    175,100      44,000         5,000             3,000
Sr. Vice President and General          1999    174,982          --            --            19,024
Manager -- Drug Rescue                  1998    169,807      12,750        10,000            36,652
Richard E. Gill, Ph.D. ..............   2000    151,846(4)   15,000(5)    360,000           120,000
President and Chief Operating Officer

---------------
(1) These amounts represent Company contributions to the Company's 401(k) Plan, relocation expenses and other executive compensation allowances.

(2) Mr. Hennessey retired as Chief Executive Officer, effective October 26,
    2000.

(3) Mr. Holberton is an independent contractor serving as the Company's Chief Financial Officer. Mr. Holberton devotes approximately 70% of his time to the Company's affairs. In 1999, Mr. Holberton served as an independent contractor to the Company for only two months.

(4) Dr. Gill's employment with the Company terminated effective October 18, 2000. Mr. Gill was an employee for eight months in fiscal year 2000.

(5) Dr. Gill was paid a $15,000 bonus upon commencement of employment.

EXECUTIVE EMPLOYMENT AGREEMENTS

     Steven M. Rauscher became Chief Executive Officer and President of the Company effective October 26, 2000. Mr. Rauscher joined the Company pursuant to a letter agreement dated as of October 26, 2000. The Company and Mr. Rauscher are in the process of finalizing a definitive employment agreement based on the terms of the letter agreement. Mr. Rauscher's current base salary is $360,000. The agreement entitles Mr. Rauscher to receive an annual incentive of 0-40% of his base salary based on the Company's achievement of certain operating and financial goals to be determined by the Board of Directors. Upon hiring, Mr. Rauscher received 24,000 shares of the Company's Common Stock that will vest in four equal annual installments of 6,000 shares on the anniversary of Mr. Rauscher's employment. These shares are subject to a right of the Company to repurchase the shares in the event Mr. Rauscher's employment with the Company terminates. In addition, Mr. Rauscher was awarded stock options to purchase 300,000 shares of Common Stock at an exercise price of $14.4375 per share, the fair market value of the Common Stock on the date of grant. These options will vest in equal annual installments on the anniversary of employment. Mr. Rauscher was also awarded 240,000 options at an exercise price of $14.4375 per share, the fair market value of the Common Stock, on the date of grant, which options also vest in equal installments over four years, but which can immediately vest in increments of 45,000, 45,000, 50,000 and 100,000 options if the stock price closes at $35, $45, $55 and $60 respectively for 10 of 20 consecutive trading days.

     In the event that Mr. Rauscher's employment is terminated by the Company for reasons other than for cause, the agreement provides for the continuation of all compensation and benefits for a period of up to 12 months, or until such time as he is re-employed, whichever occurs first. Also, if, within 2 years following (i) a change of control of the Company by a merger or (ii) such time as any person or group acquires a majority of the outstanding Common Stock of the Company, Mr. Rauscher is terminated, or he experiences a material reduction in responsibilities or compensation, or is required to relocate out of the greater Boston area, he will receive salary and benefits continuation for a period of 18 months and any remaining unvested options and restricted shares will immediately and fully vest and become exercisable.

     Robert J. Hennessey, Chairman of the Board, and former Chief Executive Officer of the Company, has an employment agreement with the Company, which commenced March 15, 1996. The Company and Mr. Hennessey are currently negotiating a revised employment agreement based on Mr. Hennessey's retirement as the CEO and modified responsibilities to the Company due to Mr. Rauscher's appointment as Chief Executive Officer and President. Mr. Hennessey's current base salary is $360,500, and is subject to increase each year, as determined by the Board of Directors or Stock Option and Compensation Committee. The percentage of the increase must be at least equal to the percentage increase, if any, during the preceding year in the Consumer Price Index -- Boston Region. The current agreement entitles Mr. Hennessey to receive bonuses based on the Company's achievement of certain operating and financial goals to be determined by the Board of Directors. Upon hiring, Mr. Hennessey was awarded non-qualified stock options to purchase 1,600,000 shares of Common Stock at an exercise price of $1.625 per share, all of which were vested as of August 31, 1999. In February, 1996, Mr. Hennessey was also awarded non-qualified stock options to purchase up to 300,000 shares of Common Stock, at an exercise price of $8.87 per share, the fair market value of the Common Stock on the date of the grant, all of which were vested as of August 31, 2000.

     In addition, the agreement provides for the continuation of all compensation and benefits for a period equal to the greater of the remaining term of the agreement or 12 months in the event that Mr. Hennessey's employment is terminated without cause (as defined) or terminates with good reason (as defined). In the event that Mr. Hennessey's employment is terminated by the Company within 12 months following a change in control (as defined) for any reason other than cause, the Company will pay him a lump sum cash payment equal to two times the base salary and bonus paid to Mr. Hennessey for the calendar year preceding the year in which the change in control occurs, together with all accrued obligations (as defined). The agreement contains customary confidentiality and non-competition clauses.

     Christopher T. Kelly, Senior Vice President and General Manager -- Drug Rescue, has an employment agreement with the Company, which commenced March 14, 1997. Mr. Kelly's current base salary is $200,000. The agreement entitles Mr. Kelly to receive an annual incentive of 0-25% of his base salary based on both his personal and the Company's performance. The criteria for the bonus payment are jointly determined by Mr. Kelly and the Chief Executive Officer, subject to approval by the Stock Option and Compensation

Committee. Upon hiring, Mr. Kelly was awarded stock options to purchase 150,000 shares of Common Stock at an exercise price of $9.06 per share, the fair market value of the common stock on the date of grant, all of which were vested as of August 31, 2000. In the event that Mr. Kelly's employment is terminated by the Company for reasons other than for cause, or following a change of control of the Company he is terminated or experiences a considerable reduction in his job role or responsibilities, the agreement provides for the payment of not less than 6 months of severance. Also, if, following a change of control of the Company by a merger or if any person or group acquires a majority of the outstanding Common Stock of the Company, Mr. Kelly is terminated, the agreement provides that any remaining unvested options will be recommended to the Board of Directors for immediate vesting.

     Richard Labaudiniere, Ph.D, Senior Vice President of Research and Development, has an employment agreement with the Company, which commenced October 30, 2000. Dr. Labaudiniere's current base salary is $230,000. The agreement entitles Dr. Labaudiniere to receive an annual incentive of 0-25% of his base salary based on the Company's performance. The bonus payment is subject to approval by the Stock Option and Compensation Committee. Upon hiring, Dr. Labaudiniere was awarded stock options to purchase 4,500 shares of Common Stock at an exercise price of $.10 per share, of which 2,500 options will vest on the first anniversary of Dr. Labaudiniere's employment and 2,000 of which will vest 18 months after the commencement of Dr. Labaudiniere's employment. In addition, Dr. Labaudiniere was awarded options to purchase 75,000 shares of Common Stock at an exercise price of $14.375 per share, the fair market value of the Common Stock on the date of the grant. These options will vest in four equal annual installments of 18,750 on the anniversary of the commencement of his employment. Dr. Labaudiniere was also awarded 25,000 options that will vest in equal installments over four years, but which can immediately vest upon the attainment of certain performance objectives, as defined by the Chief Executive Officer, subject to the approval by the Stock Option and Compensation Committee. The purchase price for these options will be $14.375, the fair market value of the Common Stock on the date of the grant.

     Richard E. Gill, former President and Chief Operating Officer of the Company, is entitled to certain severance benefits as a result of his separation from the Company on October 18, 2000. Pursuant to his employment agreement with the Company dated November 22, 1999, Dr. Gill will continue to receive salary and benefits for up to 12 months from the date of his termination or until he is re-employed, whichever occurs first. In addition, pursuant to a severance agreement dated December 5, 2000, in consideration for a full release of all causes of action, rights or claims that Dr. Gill may have related to his employment or separation from the Company, Dr. Gill was granted the right to exercise a total of 5,000 options to purchase Common Stock at an exercise price of $4.141 per share, which will be exercisable during the period from December 5, 2000 through October 17, 2001. In addition, Dr. Gill has 100,000 shares which had previously vested and are exercisable through January 17, 2001.

     The following table reflects the stock options granted by the Company to the named executive officers for the fiscal year ending August 31, 2000:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                                       -------------------------------                POTENTIAL REALIZED VALUE
                                        % OF TOTAL                                       AT ASSUMED RATES OF
                                       OPTIONS/SARS                                   STOCK PRICE APPRECIATION
                                        GRANTED TO      EXERCISE OR                      FOR OPTION TERM(1)
                        OPTIONS/SARS   EMPLOYEES IN      BASE PRICE      EXPIRATION   -------------------------
                         GRANTED(#)    FISCAL YEAR       ($/SHARE)          DATE          5%            10%
                        ------------   ------------   ----------------   ----------   -----------   -----------
Robert J. Hennessey...         --            --                --               --            --            --
Philip V. Holberton...         --            --                --               --            --            --
Christopher T.
  Kelly...............      5,000            .5            $  .10          1/19/10    $  194,967    $  310,749
Richard E. Gill(2)....    360,000          37.7            $3.911         12/16/09     1,964,892     3,962,731

---------------
(1) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionholders' continued employment through the option period, and the date on which the options are exercised.

(2) Refer to Executive Employment Agreements for discussion of Dr. Gill's severance arrangements.

     The following table sets forth the aggregate dollar value of all Options/SARs exercised and the total number of unexercised Options/SARs held on August 31, 2000 by each of the named executive officers.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                          NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED IN-THE-
                                                         OPTIONS/SARS AT FISCAL        MONEY OPTIONS/SARS AT
                        SHARES ACQUIRED      VALUE             YEAR-END(#)               FISCAL YEAR-END($)
                        ON EXERCISE(#)    REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
                        ---------------   -----------   -------------------------   ----------------------------
Robert J. Hennessey...      600,000       14,706,678               930,000/0            $       19,728,000/0
Philip V. Holberton...        2,000           44,344                 8,000/0                       173,274/0
Christopher T.
  Kelly...............       95,000        2,196,258           36,381/23,869                 781,038/496,712
Richard E. Gill.......           --               --         100,000/260,000             2,103,400/5,551,660

---------------
The closing price of the Common Stock on August 31, 2000 was $25.175 as reported by NASDAQ National Market. Value is calculated on the basis of the difference between the Option/SAR grant price and $25.175 multiplied by the number of shares of Common Stock underlying the Option/SAR.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or part, the following Reports of the Stock Option and Compensation Committee and the Audit Committee and the Performance Graph on page 8 shall not be incorporated by reference into any such filings.

             REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

     The Stock Option and Compensation Committee of the Board of Directors (the "Compensation Committee") of the Company for the last fiscal year consisted of Messrs. Rauscher and Levy and Dr. Riedel, Committee Chairman. Mr. Rauscher resigned from the Committee effective as of October 26, 2000 when he assumed the position of President and CEO of the Company. The Committee's responsibilities include recommending to the Board of Directors the compensation of the Company's executive officers, administering the Company's stock option plans and approving the grant of stock options to employees of, and consultants to, the Company.

     The Company's executive compensation programs reflect input and recommendations from the Company's Chief Executive Officer. The Compensation Committee reviews his proposals concerning executive compensation and makes a recommendation to the Board of Directors concerning the scope and nature of compensation arrangements. It is the Company's current policy to establish, structure and administer compensation plans and arrangements so that the deductibility to the Company of such compensation will not be limited under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     During the year ended August 31, 2000, Mr. Hennessey received a salary of $305,000 and compensation allowances of $33,660 under his employment agreement with the Company. Pursuant to the agreement, in March 1993 and March 1996, Mr. Hennessey was granted an option to purchase up to 1,600,000 and 300,000 shares of the Company's Common Stock respectively. See "Executive
Compensation -- Executive Employment Agreements." Mr. Hennessey continues to have rights to 930,000 outstanding options, and is a shareholder in the Company.

     Under Mr. Hennessey's employment agreement with the Company, Mr. Hennessey receives an annual adjustment to base salary equal to the CPI for the Boston metropolitan area. The $15,000 increase in Mr. Hennessey's base compensation for fiscal year 2000 was based on a combination of the CPI increase required by his employment agreement, a market adjustment for his position and a change in his review cycle from March to September. For fiscal year 2000, Mr. Hennessey received a bonus of $107,000 that represented a percentage of his targeted bonus potential based upon achievement of specified financial and nonfinancial goals established by the Stock Option and Compensation Committee.

OFFICERS COMPENSATION

     The Company maintains compensation and incentive programs designed to motivate, retain, and attract key management talent. The compensation levels provided for the Company's executive officers reflect incumbent performance and future potential, appropriate benchmark survey data, and company performance and financial position. The Chief Executive Officer determines the compensation of executive officers by taking into consideration the above factors. The Chief Executive Officer provides recommendations to the Stock Option and Compensation Committee for the proposed remuneration of the Company's officers based on achievement of both individual and company performance.

     For fiscal year 2000, Mr. Kelly received a bonus of $44,000 that represented a percentage of his targeted bonus potential based upon achievement of specified goals related primarily to business development activities. Mr. Holberton received a bonus of $35,000 that represented a percentage of targeted bonus potential based upon achievement of the goal of raising additional capital for the company.

     Officer compensation is generally composed of cash compensation and option grants. The Company promotes the use of stock options to align the interests of its employees with those of the Company's shareholders. Options generally vest over a period of years. Factors considered in making option awards include the officer's option holdings, competitive position, importance to the Company, performance, and future potential to the Company.

                                            STOCK OPTION AND COMPENSATION
                                            COMMITTEE

                                            Norbert G. Riedel, Chairman
                                            Marc Garnick
                                            Lawrence Levy

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee for the last fiscal year consisted of Messrs. Levy, Rauscher, Committee Chairman and Dr. Riedel. Mr. Rauscher resigned from the Audit Committee effective as of October 26, 2000 when he assumed the position of President and CEO. Each of the current members of the Audit Committee is independent (as defined in the NASDAQ's listing standards).

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to any governmental body or the public, the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the Company's auditing, accounting and financial processes generally. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company and meets with such personnel of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company's internal accounting controls, the Company's financial statements contained in the Company's Annual Report to Stockholders and other related matters. A more detailed description of the functions of the Audit Committee can be found in the Company's Audit Committee Charter, attached to this proxy statement as Appendix A.

     The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2000 audited by Arthur Andersen LLP, the Company's independent auditors. The Audit Committee has discussed with Arthur Andersen LLP various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has also received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with Arthur Andersen LLP its independence. Based upon such review and discussions the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ending August 31, 2000 for filing with the Securities and Exchange Commission.

                                            AUDIT COMMITTEE

                                            Lawrence Levy, Chairman
                                            Marc Garnick
                                            Norbert G. Riedel

                               PERFORMANCE GRAPH

NOTE: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

     The graph below compares the relative cumulative total returns to the Company's shareholders with the cumulative total of the S&P 500 Index and the Hambrecht & Quist Biotechnology Index over the last five years.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
           AMONG GENOME THERAPEUTICS CORPORATION, THE S & P 500 INDEX
                    AND THE CHASE H & Q BIOTECHNOLOGY INDEX

                                                         GENOME
                                                      THERAPEUTICS                                             CHASE H & Q
                                                       CORPORATION                  S & P 500                 BIOTECHNOLOGY
                                                      ------------                  ---------                 -------------
8/95                                                     100.00                      100.00                      100.00
8/96                                                     117.74                      118.73                      111.60
8/97                                                     102.42                      167.00                      118.48
8/98                                                      29.84                      180.51                      106.30
8/99                                                      58.87                      252.40                      269.04
8/00                                                     324.19                      293.59                      488.02

                       * $100 INVESTED ON 8/31/95 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS.
                       FISCAL YEAR ENDING AUGUST 31

                                   PROPOSAL A

                           ELECTION OF SIX DIRECTORS

     The Board of Directors has fixed the number of directors at six. It is intended that the enclosed proxy will be voted for the election of the six persons named below unless such authority has been withheld in the proxy. Each director will hold office until the next annual meeting and until his successor is elected and shall have been qualified. In order to be elected a majority of the shares entitled to vote must approve, or be deemed to have approved, the election of each nominee for director. If any nominee should be unavailable for election at the time of the meeting (which is not presently anticipated) the persons named as proxies may vote for another person in their discretion or may vote for fewer than six directors. All of the nominees are currently directors of the Company and were elected at the 2000 Annual Meeting. All have agreed to serve as directors if elected at the meeting.

     Directors of the Company who are not also employees will receive compensation under the 1997 Directors' Deferred Stock Plan.

     The nominees for directors of the Company who are proposed for election at the meeting, their ages, and a description of their principal occupations are set forth in the following table. The principal occupations and business experience of the nominees for the past five years have been with the employers indicated, although in some cases they have held different positions with such employers.

                                                                                             DIRECTOR
             NAME                AGE      PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS        SINCE
             ----                ---      --------------------------------------------       --------
Robert J. Hennessey............   59  Mr. Hennessey served as Chief Executive Officer and        1993
                                      President of the Company from March 1993 until
                                      October 2000 and was elected Chairman of the Board in
                                      May 1994.
Steven M. Rauscher.............   47  Mr. Rauscher became the Chief Executive Officer and        1993
                                      President of the Company in October 2000. Previously,
                                      he had been the Chief Executive Officer and a
                                      director of AmericasDoctor, Inc. f/k/a Affiliated
                                      Research Centers, Inc. since 1995.
Marc B. Garnick, M.D. .........   53  Dr. Garnick is currently Executive Vice President and      1999
                                      Chief Medical Officer at Praecis Pharmaceuticals,
                                      Inc. and Clinical Professor of Medicine at Harvard
                                      Medical School. From 1978 to 1998, Dr. Garnick held
                                      various academic and hospital appointments at Harvard
                                      Medical School, the Dana Farber Cancer Institute and
                                      the Brigham and Women's Hospital.
Philip Leder, M.D. ............   66  Dr. Leder, a director of the Company, has served as        1994
                                      the John Emery Andrus Professor of Genetics and
                                      Chairman of the Department of Genetics at Harvard
                                      Medical School since 1980. He has also been a Senior
                                      Investigator of the Howard Hughes Medical Institute
                                      since 1986. Dr. Leder is a director of Monsanto
                                      Company, Inc.
Lawrence Levy..................   77  Mr. Levy, a director of the Company, is Chairman of        1986
                                      the Board of Directors and President of Northern
                                      Ventures Corporation, an international management and
                                      business consulting firm. He has held this position
                                      since 1982.
Norbert G. Riedel, Ph.D........   43  Dr. Riedel is currently President of the Recombinant       1999
                                      Strategic Business Unit for Baxter Hyland Immuno, a
                                      division of Baxter Healthcare Corp. From 1991 to
                                      1998, Dr. Riedel served in various research and
                                      management positions at Hoechst Marion Roussel, Inc.
                                      where his most recent responsibility was Head of
                                      Global Biotechnology and the Hoechst Ariad Genomic
                                      Center.

     The Board of Directors held 7 meetings during fiscal 2000. Each member of the Board of Directors, except for Dr Riedel, attended at least 75% of the meetings of the Board of Directors and of each committee on which he serves.

     The Board of Directors has an Audit Committee, which during fiscal year 2000 consisted of Messrs. Levy, Rauscher, Chairman and Dr. Garnick. Mr. Rauscher resigned from the Committee effective October 26, 2000. The Audit Committee held 2 meetings during fiscal 2000. The duties of the Audit Committee consist of reviewing with the Company's independent auditors and its management the scope and results of the annual audit, the scope of other services provided by the Company's auditors, proposed changes in the Company's financial and accounting standards and principles, the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and making recommendations to the Board of Directors on the engagement of independent auditors. See "Report of the Audit Committee."

     The Board of Directors has a Stock Option and Compensation Committee, which during fiscal year 2000 consisted of Messrs. Levy, Rauscher and Dr. Riedel, Chairman. Mr. Rauscher resigned from the Committee effective October 26, 2000. The Stock Option and Compensation Committee held 7 meetings during fiscal 2000. The duties of the Stock Option and Compensation Committee consist of determining the compensation of the Company's executive officers, and administering the Company's stock option plans and determining the grant of stock options to employees of, and consultants to, the Company. See "Report of the Stock Option and Compensation Committee."

     The Board of Directors has a Nominating Committee, consisting of Mr. Levy and Dr. Leder. The duties of the Nominating Committee consist of considering and making recommendations to the Board of Directors for appointment of directors. During fiscal year 2000, the Nominating Committee did not hold any meetings. The Nominating Committee does not consider nominees recommended by shareholders.

THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE SIX NOMINEES DESCRIBED ABOVE.

                               EXECUTIVE OFFICERS

     The executive officers of the Company who are not also directors of the Company are as follows:

                 NAME                                           POSITION
                 ----                                           --------
Philip V. Holberton...................  Treasurer and Chief Financial Officer
Christopher T. Kelly..................  Senior Vice President and General Manager -- Drug Rescue

     Philip V. Holberton was appointed Treasurer and Chief Financial Officer for the Company effective July 1999. Since 1995, he has been an independent contractor, serving corporations as its Chief Financial Officer. He served as a contract Chief Financial Officer for BioSepra, Inc. from August 1998 to December 1999. From 1991 to 1995, he was Chief Financial Officer of Cambridge NeuroScience, Inc., a biotechnology company.

     Christopher T. Kelly has been Senior Vice President and General
Manager -- Drug Rescue since May 2000. He served as Senior Vice
President -- Strategic Planning and Business Development from March 1997 until October 2000. Prior to joining the Company, Mr. Kelly served as President and Chief Executive Officer of Special Pharmaceuticals, Inc., a company that he co-founded in 1993.

                                   PROPOSAL B

                     APPROVAL OF 2001 EQUITY INCENTIVE PLAN

GENERAL

     On December 5, 2000, the Board of Directors adopted the 2001 Equity Incentive Plan (the "Plan"), subject to shareholder approval, and reserved 3,400,000 shares of the Company's Common Stock for issuance thereunder.

     The Company recognizes the importance of stock options as a tool for recruiting and retaining the highest caliber executive officers, employees and directors. As of December 5, 2000, the Company has a number of stock option plans for which there only remains approximately 430,000 shares for future issuance. If this proposal is successfully adopted, the Company intends to cease granting options from its existing plans and grant all new options from the newly adopted 2001 Equity Incentive Plan.

     The purpose of the Plan is to advance the interests of the Company by enhancing its ability to attract and retain executive officers, employees, directors and other persons or entities providing services to the Company who are in a position to make significant contributions to the success of the Company, and to reward participants for such contributions, through ownership of shares of Common Stock (the "Stock") of the Company and cash incentives. The Plan is intended to accomplish these goals by enabling the Company to grant awards in the form of options, stock appreciation rights, restricted stock, unrestricted stock or deferred stock, or performance awards, or combinations thereof, all as more fully described below.

OVERVIEW

     The Plan will be administered by the Stock Option and Compensation Committee (the "Committee"). During such times as the Stock is registered under the Securities Exchange Act of 1934 (the "1934 Act"), all members of the Committee will be "non-employee directors" within the meaning of rule 16b-3 promulgated under the 1934 Act and "outside directors" within the meaning of
Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code"). Under the Plan, the Committee may grant stock options, stock appreciation rights, restricted stock, unrestricted stock, deferred stock, and performance awards (in cash or stock), or combinations thereof, and may waive the terms and conditions of any award. A total of 3,400,000 shares of Stock are reserved for issuance under the Plan. Employees of the Company, including executive officers, directors and other persons or entities providing services to the Company or its subsidiaries who are in a position to make a significant contribution to the success of the Company are eligible to receive awards under the Plan.

     Section 162(m) of the Code places annual limitations on the deductibility by public companies of compensation in excess of $1,000,000 paid to each of the chief executive officer and the other four most highly compensated officers, unless, among other things, the compensation is performance-based. For compensation attributable to stock options and stock appreciation rights to qualify as performance-based, the plan under which they are granted must state a maximum number of shares with respect to which options and rights may be granted to an individual during a specified period and must be approved by the Company's shareholders. To comply with these requirements, the Plan provides that the maximum number of shares as to which awards may be granted to any participant in any one calendar year is 1,000,000, and the Plan is being submitted for shareholder approval. Grants of restricted stock will be limited to 100,000 shares in any one calendar year.

     Stock Options. The exercise price of an incentive stock option ("ISO") granted under the Plan or an option intended to qualify as performance-based compensation under Section 162(m) of the Code shall not be less than 100% of the fair market vale of the Stock at the time of grant. The Committee determines the exercise price of a non-ISO granted under the Plan. No ISO may be granted under the Plan after December 4, 2010, but ISO's previously granted may extend beyond that date. The exercise price may be paid in cash or by check payable to the order of the Company. Subject to certain additional limitations, the Committee may also permit the exercise price to be paid by tendering shares of Stock, by delivery of a promissory note, by delivery to the Company of an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or a combination of the foregoing.

     Stock Appreciation Rights (SARs). Stock appreciation rights ("SARs") may be granted either alone or in tandem with stock option grants. Each SAR entitles the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation in the fair market value of a share of Stock. SARs may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth.

     Stock Awards; Deferred Stock. The Plan provides for awards of nontransferable shares of restricted Stock subject to forfeiture ("Restricted Stock"), as well as unrestricted shares of Stock. Share of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period and the satisfaction of any other conditions or restrictions established by the Committee. Except as the Committee may otherwise determine, if a participant dies or ceases to be an employee or ceases to continue the consulting or other similar relationship engaged in by such participant with the Company for any reason during the restricted period, the Company may repurchase the shares of Restricted Stock or the shares of Restricted Stock may be forfeited to the Company. The Plan also provides for deferred grants entitling the recipient to receive shares of Stock in the future at such times and on such conditions as the Committee may specify.

     Performance Awards. The Plan provides for performance awards entitling the recipient to receive cash or Stock following the attainment of performance goals determined by the Committee. Performance conditions and provisions for deferred stock may also be attached to other awards under the Plan. In the case of any performance award intended to qualify for the performance-based remuneration exception described in Section 162(m) of the Code (an "Exempt Award"), the Committee will in writing pre-establish specific performance goals that are based upon any one or more operational, result or event-specific goals. The maximum Exempt Award payable to an individual in respect of any performance goal for any year cannot exceed $500,000 cash or 100,000 shares of Stock.

     Termination. Except as otherwise provided by the Committee, if a participant dies, options and SARs exercisable immediately prior to death may be exercised by the participant's executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less). Options and SARs not exercisable at a participant's death terminate. In the case of termination for reasons other than death, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less); provided that if in the Committee's judgment the reason for the award holder's termination casts discredit on the Company sufficient to justify immediate termination of the award, then such award will immediately terminate.

     Change of Control. In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated and there is a surviving or acquiring corporation, the Plan permits the Committee to arrange for the assumption of awards outstanding under the Plan or the grant to participants of replacement awards by that corporation. All outstanding awards not assumed by the surviving or acquiring corporation shall become exercisable immediately prior to the consummation of such merger, consolidation or other transaction and upon such consummation all outstanding awards that have not been assumed or replaced will terminate.

     Amendment. The Committee may amend the Plan or any outstanding award at any time, provided that no such amendment will, without the approval of the shareholders of the Company, effectuate a change for which shareholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code.

NEW PLAN BENEFIT

     The future benefits or amounts that would be received under the Plan by the executive officers and the non-executive officer employees are discretionary and are therefore not determinable at this time. The Company has adopted the following methodology for granting options to non-executive Directors: upon election or appointment to an initial term on the Board, the Company will grant a non-executive Director an option to purchase 25,000 shares at fair market value, which option will vest ratably over 4 years. Each anniversary date thereafter, such Director will be granted an additional option to purchase 6,000 shares at fair market value, which option will vest ratably over 4 years. Under the Plan, the existing non-executive Directors as a group will receive options to purchase 24,000 shares of Common Stock at the Company's Board meeting following the annual meeting.

FEDERAL TAX EFFECTS

     The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local or non-U.S. taxes.

     Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

     Nonstatutory (Non-ISO) Options. In general, in the case of a non-ISO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

     In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a non-ISO. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

     Under the so-called "golden parachute" provisions of the Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Plan, may be subject to an additional 20% federal tax and may not be deductible to the Company.

     Effective Date of the 2001 Equity Incentive Plan. The 2001 Equity Incentive Plan will become effective as of February 27, 2001, provided that it is approved by the shareholders at this meeting.

RECOMMENDATION

     The Board of Directors believes that adoption of the 2001 Equity Incentive Plan and the reservation of shares thereunder is important for the Company to attract and retain employees and directors and to be able to continue to offer them the opportunity to participate in the ownership and growth of the Company. Accordingly, the Board of Directors believes the 2001 Equity Incentive Plan is in the best interest of the Company and its shareholders and recommends that the shareholders approve the 2001 Equity Incentive Plan and the reservation of 3,400,000 shares of Common Stock thereunder.

     The affirmative vote of a majority of the Company's Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the 2001 Equity Incentive Plan. Shares of Common Stock represented by proxies in the form enclosed, if properly executed and returned and not revoked, will be vote as specified, but where no specification is made, the shares of Common Stock will be voted in favor of the proposal.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL B.

                                   PROPOSAL C

     APPROVAL OF AMENDMENT TO THE ARTICLES OF ORGANIZATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK, $.10 PAR VALUE PER SHARE, THE COMPANY
          IS AUTHORIZED TO ISSUE FROM 35,000,000 TO 50,000,000 SHARES

     On December 5, 2000 the Board of Directors voted, subject to approval by the shareholders, to amend Article 4 of the Company's Articles of Organization to increase the number of shares of Common Stock, par value $0.10 per share, the Company is authorized to issue from 35,000,000 to 50,000,000 shares (the "Amendment").

     On December 5, 2000, the Company had 22,284,817 shares of Common Stock outstanding, 3,594,040 shares of Common Stock reserved for issuance upon exercise of outstanding stock options or for future awards under its equity incentive plans. The Company currently does not have any plans, commitments or understandings with respect to the issuance of the additional shares of Common Stock being authorized hereby. The Board of Directors believes that it is desirable to have available a substantial number of authorized but unissued shares of Common Stock which may be issued from time to time, without further action by the shareholders, to provide for stock splits or stock dividends, to be able to take advantage of acquisition opportunities, to meet future capital needs and for other general corporate purposes.

     The issuance of additional authorized shares of Common Stock may dilute the voting power and equity interest of present shareholders. It is not possible to predict in advance whether the issuance of additional shares will have a dilutive effect on earnings per share as it depends on the specific events associated with a particular transaction. Shares of authorized but unissued Common Stock may be issued from time to time by the Board of Directors without further shareholder action unless such action is required by the law of The Commonwealth of Massachusetts, under which the Company is incorporated, the Company's Articles of Organization, or the rules of the Nasdaq National Market System ("NASDAQ"). Additional authorized but unissued shares of Common Stock might be used in the context of a defense against or response to possible or threatened hostile takeovers. For example, such additional shares could be used to dilute the stock ownership of parties seeking to obtain control of the Company, to increase the total amount of consideration necessary for a party to obtain control, or to increase the voting power of friendly third parties. These uses could have the effect of making it more difficult for a third party to remove incumbent management or to accomplish a given transaction, even if such actions would generally be beneficial to shareholders. The Board of Directors has concluded, however, that the advantages of the additional authorized shares outweigh any potential disadvantages.

RECOMMENDATION

     The affirmative vote of a majority of the shares outstanding and entitled to vote on the proposal at the Annual Meeting is required to approve the increase in authorized share of Common Stock. Since the increase in authorized shares of Common Stock must receive the affirmative vote of a majority of the outstanding shares of Common Stock, abstentions and broker non-votes will have the effect of a vote against the proposal. Shares represented by proxies in the form enclosed, if properly executed and returned and not revoked, will be voted as specified, but where no specification is made, the shares will be voted in favor of the proposal.

     The Board of Directors believes that approval of the increase in the authorized shares is in the best interest of the shareholders because it would facilitate the Company's business and financial purposes in the future without the necessity of delaying such activities for further shareholder approvals, except as may be required in a particular case by the law of The Commonwealth of Massachusetts, the Company's Articles of Organization, or the rules of NASDAQ.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL C.

                                   PROPOSAL D

                     RATIFICATION OF SELECTION OF AUDITORS

     Arthur Andersen LLP, Boston, Massachusetts, has been selected by the Board of Directors of the Company as auditors of the Company for the fiscal year ending August 31, 2001. Unless otherwise indicated, proxies will be voted in favor of ratifying the selection of Arthur Andersen as auditors. A representative of Arthur Andersen will be present at the Annual Meeting if requested by a shareholder (either in writing or by telephone) in advance of the Annual Meeting. Such requests should be directed to the Clerk of the Company.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL D.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders submitted for consideration at the 2002 Annual Meeting of shareholders must be received by the Company no later than October 30, 2001 in order to be included in the Company's proxy statement for the 2002 Annual Meeting. In addition, if a shareholder wishes to present a proposal at the Company's 2002 Annual Meeting that will not be included in the Company's proxy statement and fails to notify the Company by no later than January 13, 2002, then the proxies solicited by the Board of Directors for the 2002 Annual Meeting will include discretionary authority to vote on the shareholder's proposal in the event that it is properly brought before the meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote in respect thereof in accordance with their best judgment.

     In the event that sufficient votes in favor of any of the proposals set forth in the accompanying Notice are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of such meeting for a period of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to any of such proposals. Any such adjournments will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies that they are entitled to vote in favor of such proposals. They will vote against any such adjournment those proxies required to be voted against any of such proposals. The costs of any such additional solicitation and of any adjourned session will be borne by the Company.

     The Board of Directors encourages you to have your shares voted by signing and returning the enclosed form of proxy. The fact that you will have returned your proxy in advance will in no way affect your right to vote in person should you find it possible to attend. However, by signing and returning the proxy you have assured your representation at the meeting. Thank you for your cooperation.

                                                                         ANNEX A

                            AUDIT COMMITTEE CHARTER

     The audit committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the board of directors have established, and the audit process. The Audit Committee works in partnership with the independent accountant and relies on the independent accountant and management in discharging its duties.

     In meeting its responsibilities, the audit committee is expected to:

          1) Provide an open avenue of communication between the independent accountant and the board of directors.

          2) Review and update the committee's charter annually.

          3) Recommend to the Board of Directors the independent accountants to be nominated and review and approve the discharge of the independent accountant.

          4) Confirm and assure the independence of the internal review of management consulting services and related fees provided by the independent accountant. Receive a formal statement regarding relationships and services that may affect objectivity and independence for discussing any relevant matters with independent auditors and for recommending that the full board take appropriate action to ensure the independence of the auditor.

          5) Consider, in consultation with the independent accountant the audit scope and plan of the independent accountant.

          6) Consider and review with the independent accountant:

             a) The adequacy of the company's internal controls including computerized information system controls and security.

             b) Any related significant findings and recommendations of the independent accountant together with management's responses thereto.

          7) Review with management and the independent accountant at the completion of the annual examination:

             a) The company's annual financial statements and related footnotes.

             b) The independent accountant's audit of the financial statements and his or her report thereon.

             c) Any significant changes required in the Independent accountant's audit plan.

             d) Any serious difficulties or disputes with management encountered during the course of the audit.

             e) Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

          8) Consider and review with management:

             a) Significant findings of the independent accountant during the year and management's responses thereto.

             b) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

             c) Any changes required in the planned scope of their audit plan.

          9) The Audit Committee and the independent accountant shall review all filings with the SEC and other published documents containing the company's financial statements and ensure that the information contained in these documents is consistent with the information contained in the financial statements.

          10) The independent accountant and management shall review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators and shall report findings to the audit committee.

          11) Meet with the independent accountant and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

          12) Report committee actions to the board of directors with such recommendations, as the committee may deem appropriate.

          13) The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

          14) The committee shall meet at least two times per year, or more frequently as circumstances require, plus a quarterly teleconference regarding the release of earnings. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

          15) The committee will perform such other functions as assigned by law, the company's charter or bylaws, or the board of directors.

          16) The membership of the audit committee shall consist of at least three independent members of the board of directors who shall serve at the pleasure of the board of directors. Audit committee members and the committee chairman shall be designated by the full board of directors upon the recommendation of the nominating committee. The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

                                                                         ANNEX B

                              2001 INCENTIVE PLAN

                                 DEFINED TERMS

1. DEFINED TERMS

     Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. GENERAL

     The Plan has been established to advance the interests of the Company by giving selected Employees, directors and other persons (including both individuals and entities) who provide services to the Company or its Affiliates stock-based incentives or incentives based on Performance Criteria.

3. ADMINISTRATION

     The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to carry out the purposes of the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so in writing at the time of such communication. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

4. LIMITS ON AWARD UNDER THE PLAN

     A. Number of Shares. A maximum of 3,400,000 shares of Stock may be delivered in satisfaction of Awards under the Plan. For purposes of the preceding sentence, the following shares shall not be considered to have been delivered under the Plan: (i) shares remaining under an Award that terminates without having been exercised in full; (ii) shares subject to an Award, where cash is delivered to a Participant in lieu of such shares; and (iii) shares of Restricted Stock that have been forfeited in accordance with the terms of the applicable Award; and (iv) shares held back in satisfaction of tax withholding requirements from shares that would otherwise have been delivered pursuant to an Award. The number of shares of Stock delivered under an Award shall be determined net of any previously acquired shares of Stock tendered by the Participant in payment of withholding taxes.

     B. Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

     C. Option & SAR Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year, the maximum number of shares of Stock subject to SARs granted to any person in any calendar year and the aggregate maximum number of shares of Stock subject to other Awards (other than Restricted Stock Awards) that may be delivered to any person in any calendar year shall each be 1,000,000, and the aggregate maximum number of shares of stock subject to Restricted Stock Awards that may be delivered to any person in any calendar year shall each be 100,000. For purposes of the preceding sentence, the repricing of a Stock Option or SAR shall be treated as a new grant to the extent required under Section 162(m). Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan.

     D. Other Award Limits. No more than $500,000 may be paid to any individual with respect to any Cash Performance Award. In applying the limitation of the preceding sentence: (A) multiple Cash Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one limit of such amount, and (B) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of such amount. With respect to any Performance Award other than a Cash Performance Award or a Stock Option or SAR, the maximum Award opportunity shall be 100,000 shares of Stock or their equivalent value in cash, subject to the limitations of Section 4.c.

5. ELIGIBILITY AND PARTICIPATION

     The Administrator will select Participants from among those Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

6. RULES APPLICABLE TO AWARDS

     A. ALL AWARDS

     (1) Terms of Awards. The Administrator shall determine the terms of all Awards subject to the limitations provided herein.

     (2) Performance Criteria. Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

     (3) Transferability Of Awards. Except as the Administrator otherwise expressly provides, Awards may not be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

     (4) Vesting, Etc. Without limiting the generality of Section 3, the Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless the Administrator expressly provides otherwise, immediately upon the cessation of the Participant's employment or other service relationship with the Company and its Affiliates, an Award requiring exercise will cease to be exercisable, and all Awards to the extent not already fully vested will be forfeited, except that:

          (A) All Stock Options and SARs held by the Participant immediately prior to the cessation of the Participant's employment or other service relationship for reasons other than death and except as provided in (B) below, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6.a.(5), and shall thereupon terminate;

          (B) all Stock Options and SARs held by a Participant immediately prior to his or her death, to the extent then exercisable, will remain exercisable by such Participant's executor or administrator or the person or persons to whom the Stock Option or SAR is transferred by will or the applicable laws of descent and distribution, for the lesser of (i) a one year ending with the first anniversary of the Participant's death period (or such longer or shorter period as is determined by the Administrator) or
     (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6.a.(5) and shall thereupon terminate; and

          (C) all Stock Options and SARs held by the Participant whose cessation of employment or other service relationship is determined by the Administrator in its sole discretion to result for reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon such cessation.

Unless the Administrator expressly provides otherwise, a Participant's "employment or other service relationship with the Company and its Affiliates" will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant's employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).

     (5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements.

     (6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

     (7) Rights Limited. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

     (8) Section 162(m). In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. In the case of a Performance Award intended to qualify as performance-based for the purposes of
Section 162(m) (other than a Stock Option or SAR with an exercise price at least equal to the fair market value of the underlying Stock on the date of grant), the Committee shall in writing preestablish one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to payment of any Performance Award (other than a Stock Option or SAR with an exercise price at least equal to the fair market value of the underlying Stock on the date of grant) intended to qualify as performance-based under Section 162(m), the Committee shall certify whether the Performance Criteria have been attained and such determination shall be final and conclusive. If the Performance Criteria with respect to any such Award are not attained, no other Award shall be provided in substitution of the Performance Award.

     B. AWARDS REQUIRING EXERCISE

     (1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

     (2) Exercise Price. The Administrator shall determine the exercise price of each Stock Option provided that each Stock Option intended to qualify for the performance-based exception under Section 162(m) of the Code and each ISO must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option, determined as of the date of grant. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value.

     (3) Payment Of Exercise Price, If Any. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator (with the consent of the optionee of an ISO if permitted after the grant), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of a promissory note of the person exercising the Award to the Company, payable on such terms as are specified by the Administrator, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.

     (4) ISOs. No ISO may be granted under the Plan after December 4, 2010, but ISOs previously granted may extend beyond that date.

     C. AWARDS NOT REQUIRING EXERCISE

     Awards of Restricted Stock and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (ii) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

7. EFFECT OF CERTAIN TRANSACTIONS

     A. MERGERS, ETC.

          In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets, all outstanding awards shall thereupon terminate, provided that all outstanding awards shall become exercisable immediately prior to consummation of such merger, consolidation or sale of assets unless, if there is a surviving or acquiring corporation, the Board has arranged, subject to consummation of the merger, consolidation or sale of assets, for the assumption of the awards or the grant to participants of replacement awards by the surviving or acquiring corporation or an affiliate of that corporation, which awards in the case of incentive options shall satisfy the requirements of section 424(a) of the Code.

          The Board may grant awards under the Plan in substitution for awards held by directors, employees, consultants or advisers of another corporation who concurrently become directors, employees, consultants or advisers of the Company or a subsidiary of the Company as the result of a merger or consolidation of that corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company or a subsidiary of the Company of property or stock of that corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     B. CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

     (1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under
Section 4.a. and to the maximum share limits described in Section 4.c., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

     (2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than those provided for in Section 7.a. and 7.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; provided, that no such adjustment shall be made to the maximum share limits described in Section 4.c. or 4.d., or otherwise to an Award intended to be eligible for the performance-based exception under
Section 162(m), except to the extent consistent with that exception, nor shall any change be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code.

     (3) Continuing Application of Plan Terms. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 7.b.(1) or 7.b.(2) above.

8. LEGAL CONDITIONS ON DELIVERY OF STOCK

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

9. AMENDMENT AND TERMINATION

     Subject to the last sentence of Section 3, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code and for Awards to be eligible for the performance-based exception under Section 162(m).

10. NON-LIMITATION OF THE COMPANY'S RIGHTS

     The existence of the Plan or the grant of any Award shall not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.

11. GOVERNING LAW

     The Plan shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

                                   EXHIBIT A

                              DEFINITION OF TERMS

     The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

     "ADMINISTRATOR": The Board or, if one or more has been appointed, the Committee.

     "AFFILIATE": Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

     "AWARD": Any or a combination of the following:

          (i)   Stock Options.

          (ii)  SARs.

          (iii)  Restricted Stock.

          (iv)  Unrestricted Stock.

          (v)   Deferred Stock.

          (vi) Securities (other than Stock Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines.

          (vii)  Cash Performance Awards.

          (viii) Performance Awards.

          (ix) Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

     "BOARD": The Board of Directors of the Company.

     "CASH PERFORMANCE AWARD": A Performance Award payable in cash. The right of the Company under Section 6.a.(3) to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.

     "CODE": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

     "COMMITTEE": One or more committees of the Board which in the case of Awards granted to officers of the Company shall be comprised solely of two or more outside directors within the meaning of Section 162(m). Any Committee may delegate ministerial tasks to such persons (including Employees) as it deems appropriate.

     "COMPANY": Genome Therapeutics Corp.

     "DEFERRED STOCK": A promise to deliver Stock or other securities in the future on specified terms.

     "EMPLOYEE": Any person who is employed by the Company or an Affiliate.

     "ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code. No Stock Option Awarded under the Plan will be an ISO unless the Administrator expressly provides for ISO treatment.

     "PARTICIPANT": An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

     "PERFORMANCE AWARD": An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

     "PERFORMANCE CRITERIA": Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment; sales of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

     "PLAN": The Genome Therapeutics Corp. 2001 Incentive Plan as from time to time amended and in effect.

     "RESTRICTED STOCK": An Award of Stock subject to restrictions requiring that such Stock be redelivered to the Company if specified conditions are not satisfied.

     "SECTION 162(m)": Section 162(m) of the Code.

     "SARs": Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

     "STOCK": Common Stock of the Company, par value $ .10 per share.

     "STOCK OPTIONS": Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

     "UNRESTRICTED STOCK": An Award of Stock not subject to any restrictions under the Plan.

                                      PROXY

                            GENOME THERAPEUTICS CORP.

                         ANNUAL MEETING OF STOCKHOLDERS

                                FEBRUARY 27, 2001


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steven M. Rauscher and Philip V. Holberton or either of them, proxies with power of substitution to each, to vote at the Annual Meeting of Stockholders of Genome Therapeutics Corp., to be held on February 27, 2001, at Ropes & Gray, One International Place, 36th Floor, Boston, Massachusetts at 10:00 a.m., local time, or at any adjournments thereof, all of the shares of Common Stock, par value $.10 per share, of Genome Therapeutics Corp. that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

                                                      SEE REVERSE
Please sign and date this proxy on                        SIDE
The reverse side where indicated

GENOME THERAPEUTICS CORP.
c/o Corporate Investor Communications Corporation
[                          ]
[                          ]

[X] Please mark votes as in this example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

1. To elect six directors.

NOMINEES: (01) Philip Leder, (02) Robert J. Hennessey, (03) Lawrence Levy,
(04) Marc B. Garnick, (05) Steven M. Rauscher, (06) Norbert G. Riedel

        FOR ALL NOMINEES                   WITHHELD FROM ALL NOMINEES

              [ ]                                     [ ]

[ ]
For all nominees except as noted above.

2. To approve the Company's 2001 Equity Incentive Plan

          FOR                  AGAINST                 ABSTAIN

          [ ]                    [ ]                     [ ]

3. To approve the Amendment to the Article of the Organization to increase the number of shares of common stock, $.10 par value, the Company is authorized to issue from 35,000,000 to 50,000,000 shares.

          FOR                  AGAINST                 ABSTAIN

          [ ]                    [ ]                     [ ]

4. To ratify the selection of Arthur Andersen LLP as the Company's auditors for the fiscal year ending August 31, 2001.

          FOR                  AGAINST                 ABSTAIN

          [ ]                    [ ]                     [ ]

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments of the meeting.

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE SIGN AND DATE.

Please sign exactly as name appears hereon.

All joint owners should sign. When signing as executor, administrator, attorney or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.


Signature______________________________________           Date:_________________

Signature______________________________________           Date:_________________